UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 8, 2009

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FIRST CORPORATION

(Name of Small Business issuer in its charter)

                   COLORAD0                              0-52724                     90-0219158___

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

254-16 Midlake Boulevard
Calgary, Alberta
Canada T2X 2X7

 (Address of principal executive offices)

(403) 461-7283

(Registrant’s telephone number)

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 Item 2 01. Completion of Acquisition or Disposition of Assets

On July 8, 2009 entered into a Letter of Intent containing a binding agreement for a share exchange whereby First Corporation would acquire 1.6 million shares of Acquma Holdings Limited from Louis Consulting in exchange for 3.2 million shares of First Corporation’s restricted common stock. Upon closing, this transaction will result in First Corporation owning 10% of the issued and outstanding shares of Acquma Holdings.

Closing will take place September 15, 2009 or sooner pending tax opinions and financials.

Acquma Holdings Limited is an investment company which currently owns 18% of Tramigo Oy Ltd., a private Finnish company. Tramigo Oy is engaged in the development and marketing of GPS based navigation systems marketed in over 100 countries worldwide. According to reports,Tramigo Oy had revenues of $2,206,400 for the 18 months ended June 30, 2008 with higher revenues for the period ended June 30, 2009.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1     Letter of Intent

99.2

Board Minutes – July 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2009

First Corporation

/s/ Todd Larsen

    Todd Larsen, President

/s/ Sheryl Cousineau

    Sheryl Cousineau, Secretary/Treasurer